     [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP]







                                                 FILE NUMBER
                                                 889638


                         March 22, 2002

Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004

    Re:  Alliance California Municipal Income Fund, Inc.:
         Registration Statement on Form N-2  (1933 Act File
         No. 333-82898 and 1940 Act File No. 811-10575)

Ladies and Gentlemen:

         We have served as Maryland counsel to Alliance California Municipal Income Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a closed-end management investment company (the "Company"), in connection with the filing by the Company of the above-referenced Registration Statement on Form N-2 (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, relating to (a) 1,620 Auction Preferred Shares, Series M, par value $.001 per share, liquidation preference $25,000 per share, of the Company (the "Series M Shares") and (b) 1,620 Auction Preferred Shares, Series T, par value $.001 per share, liquidation preference $25,000 per share, of the Company (the "Series T Shares," and, together with the Series M Shares, collectively referred to as the "Shares"), to be issued pursuant to an underwriting agreement in a public offering as described in the Registration Statement.

         In connection with our representation of the Company, and as a basis for the opinion set forth below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement, including the form of prospectus relating to the offering of the Shares included therein;

         2.   The charter of the Company, including the Articles
Supplementary relating to the Shares (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

         3. The Bylaws of the Company, certified as of the date hereof by an officer of the Company;

         4. A certificate, dated as of a recent date, of the SDAT as to the good standing of the Company;

         5. Resolutions adopted by the Board of Directors of the Company, and a duly authorized pricing committee thereof, relating to the classification and designation of shares of common stock, par value $.001 per share, of the Company as Shares and the sale and issuance of the Shares (the "Resolutions"), certified as of the date hereof by an officer of the Company;

         6. A certificate executed by an officer of the Company, dated as of the date hereof; and

         7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed the following:

         1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

         3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

         4. Any Documents submitted to us as originals are authentic. The form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. Any Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

         5.   None of the Shares will be issued to a Principal
Shareholder (as defined in the Charter), if any, except to the extent permitted by the Charter and in accordance with the Resolutions.

         6. Upon any issuance of the Shares, the total number of Series M Shares or Series T Shares issued and outstanding will not exceed the total number of Series M Shares or Series T Shares that the Company is then authorized to issue under the Charter.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

         2. The issuance of the Shares has been duly authorized and, when issued and paid for in accordance with the Resolutions and the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the substantive laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, or as to the 1940 Act. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

         The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         This opinion is being furnished to you for your submission to the Commission as an exhibit to the Registration

Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                             Very truly yours,



                             Ballard Spahr Andrews &
                             Ingersoll, LLP










































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